UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 24, 2003

                        Investment Properties Associates
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             (Exact name of registrant as specified in its charter)

         New York                        0-5537               13-2647723
         --------                        ------               ----------
(State or other jurisdiction          (Commission            (IRS Employer
        of incorporation)             File Number)           Identification No.)

60 East 42nd Street, New York, New York                                 10165
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code   (212) 687-6400

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On June 13, 2003, the Registrant closed its sale of the 570 Broad Street, Newark, New Jersey property, a vacant commercial office building, to Logan Partners, LLC for an aggregate purchase price of $7,000,000. The Registrant no longer has any remaining real property.

ITEM 5. OTHER EVENTS.

The Registrant will pay a dividend of approximately $5,500,000 to its general and special limited partners and holders of record as of the close of business on July 8, 2003 of its participations of limited partnership interests from its available cash. In accordance with the Registrant's partnership agreement, one-half of the net proceeds will be distributed to the general and special limited partners and one-half to the holders of its participations of limited partnership interests. It is anticipated that such dividend will be approximately $3.35 per participation of limited partnership interest and will be paid on July 17, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

    Exhibit No.       Description
    -----------       -----------

    Exhibit 99.1      Press Release of Registrant, dated June 20, 2003.


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

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INVESTMENT PROPERTIES ASSOCIATES

                                            BY: /s/ Irving Schneider
                                                --------------------------------
                                                Name:  Irving Schneider
                                                Title: General Partner

Date:  June 24, 2003


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